SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2007

CYBER DIGITAL, INC.

(Exact name of registrant as specified in its charter)

New York .	0-13992 .	11-2644640 .
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification No.)

400 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (631) 231-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2007, Cyber Digital, Inc. (the "Company") and its wholly-owned subsidiary, CYBD Acquisition, Inc., entered into Amendment No. 2. to Stock Purchase Agreement, dated as of December 14, 2006, as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of February 27, 2007, with eLEC Communications Corp. ("Seller"), pursuant to which the Company has agreed to purchase 100% of the issued and outstanding shares of the common stock of New Rochelle Telephone Corp., a New York corporation ("NRTC"), from Seller. In addition, on April 13, 2007, the Company and its wholly-owned subsidiary, CYBD Acquisition II, Inc., entered into Amendment No. 2. to Stock Purchase Agreement, dated as of December 14, 2006, as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of February 27, 2007, with Seller, pursuant to which the Company has agreed to purchase 100% of the issued and outstanding shares of the common stock of Telecarrier Services, Inc., a Delaware corporation ("TSI"), from Seller. The purpose of each of the foregoing amendments was to extend the Outside Date (as defined in each such amendment) from April 12, 2007 to May 12, 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

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10.1 Amendment No. 2, dated as of April 13, 2007, to Stock Purchase Agreement among the Company, eLEC Communications Corp. and CYBD Acquisition, Inc., dated as of December 14, 2006, as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of February 27, 2007.

10.2 Amendment No. 2, dated as of April 13, 2007, to Stock Purchase Agreement among the Company, eLEC Communications Corp. and CYBD Acquisition II, Inc., dated as of December 14, 2006, as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of February 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2007	CYBER DIGITAL, INC

By: /s/ J.C. Chatpar J.C. Chatpar President, Chief Executive Officer and Chief Financial Officer